EXHIBIT 10.1
                                    AMENDMENT


     THIS AMENDMENT to the Transitional Compensation Agreement (the "Agreement") dated May 1, 1999 by and between Amcore Financial, Inc., a Nevada corporation (the "Company") and BRUCE W. LAMMERS (the "Executive") is made this __2nd__ day of October, 2000. (A copy of the Agreement is attached hereto as Schedule I and made a part hereof.)

     Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, Company and Executive agree to amend the Agreement as follows:

     1. Exhibit A to the Agreement shall be amended as set forth on Amended Exhibit A attached hereto and made a part hereof.

     2. Paragraph 5 (a) (i) B (ii) shall be amended as follows:

     After the Date of Termination, for thirty-six (36) months, or for such longer period as any other plan, program, practice or policy may provide, the Executive's employment shall continue under all applicable stock option plans, restricted stock plans, and other equity incentive plans or programs of the Company and its affiliates solely for purposes of determining (A) the date(s) on which any option(s) or similar right(s) shall become exercisable or shall expire and (B) the date(s) on which any stock restriction(s) shall lapse; provided that if such continuation is not possible under the provisions of such plans or programs or under applicable law, the Company shall arrange to provide benefits to the Executive substantially equivalent in value to those required to be provided under this subparagraph (ii).



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     3. Paragraph 5 (a) (i) B (iii) shall be amended as follows:

     After the Date of Termination, for thirty-six (36) months, or for such longer period as any other plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them, if the Executive's employment had not been terminated, in accordance with (A) the welfare benefit plans, practices, programs or policies of the Company and its affiliated companies as in effect and applicable generally to other peer executives and their families during the ninety (90)-day period immediately preceding the Effective Date or (B) if more favorable to the Executive, those in effect generally from time to time thereafter with respect to other peer executives of the Company and its affiliated companies and their families (such continuation of such benefits for the applicable period herein set forth being hereinafter referred to as "Welfare Benefit Continuation"); provided that if such continued coverage is not permitted by the applicable plans or by applicable law, the Company shall provide the Executive and/or Executive's family with comparable benefits of equal value; and provided further that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Effective Period and to have retired on the last day of such period; and


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     4. All other terms, conditions and provisions of the Agreement shall remain in full force and effect.

     This Amendment shall become effective as of the date and year set forth above as the execution date.

AMCORE FINANCIAL, INC.                               BRUCE LAMMERS

By:
   ------------------------                          --------------------------
Its:
     ----------------------


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                                AMENDED EXHIBIT A


         The number of months to be used under this Agreement shall be thirty-six (36) months notwithstanding Lammers years of service, age and annual base pay.











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